Exhibit 10.23

LEASE

This Lease Agreement is made and entered into as of this 30th day of January, 2004, by and between Southern Centers Associates I L.P., a Delaware limited partnership (“LANDLORD”) with an address of 1500 Cordova Road, Suite 310, Fort Lauderdale, FL 33316 and Elandia Solutions, LLC. (“TENANT”) with an address of 1500 Cordova Road, Suite 300, Fort Lauderdale, Florida 33316 for Premises known as and located at 1500 Cordova Road, Suite 300, Fort Lauderdale, Florida 33316 comprising 2,302 +/- rentable square feet of office space (“PREMISES”).

1. DEMISE Landlord, for and in consideration of the rents hereinafter reserved, and the terms, conditions, covenants and provisions contained in this Lease, hereby leases to Tenant, and the Tenant hereby takes and hires from the Landlord, subject to the terms and conditions contained in this Lease, the Premises, together with any and all rights, privileges, and easements benefiting, belonging or pertaining thereto. The other areas and suites of the building and the surrounding land which contains the “Premises”, but which is not a part thereof, shall be defined as the “Property”. Note: The rentable square feet of the Premises includes proportionate common area square footage; i.e. lobbies, corridors, bathrooms, etc.

2. TERM The Term of this Lease shall be three (3) years commencing (the “Commencement Date”) and ending, unless sooner terminated or extended as provided in this Lease.

3. RENT During the Lease Term, Tenant agrees to pay to Landlord the Gross Rent plus increases and applicable sales tax, all as set forth on the Gross Rent Schedule attached hereto as Exhibit “A” for the said Premises, without offset or deductions, and without previous demand therefore, said rent payable monthly on the first day of each and every month. The gross monthly rent in the first year of the lease shall be $25 per sq.ft. times 2,302 sq.ft. plus sales tax. That amount is broken down as follows: Gross Rent $4,795.83 plus sales tax $287.75 for a total of $5,083.58 per month until the first anniversary of the Lease (for details see Exhibit “A”). Rent payments will commence on the first of the month (March, 2004) of the Term. A partial month rent payment is due in advance of occupying the space.

All Rent (defined as Base Rent as set forth above plus Common Expenses as defined below) required under this Lease shall be payable to the Landlord at the address set forth herein. If any payment of Rent is not received by the Landlord within five (5) days of its due date, Tenant shall pay to Landlord a late fee equal to five (5%) Percent of the outstanding balance due Landlord.

In the event any check is returned because of insufficient funds or otherwise that have been submitted to Landlord for the payment of Rent or other payments due under this Lease, then the check(s) shall be immediately replaced by Tenant with a cashier’s check from a bank in Broward County, Florida, and in addition to any late payment penalty provided above, there shall be an additional charge of $200.00 for inconvenience caused to Landlord for handling the returned check

4. RULES AND REGULATIONS Tenant, at its own cost and expense, shall properly observe and comply with all present and future laws, ordinances, codes, requirements, orders, directives, rules and regulations of all governmental authorities affecting the Tenant’s use of the Premises, including but not limited to making non-structural modifications to the Premises to comply with any state or federal laws or regulations affecting the accessibility of the Premises for disabled persons. Tenant shall also comply with Landlord’s reasonable rules and regulations attached hereto as Exhibit “C” and which rules and regulations may be reasonably amended by Landlord.

5. RISK OF LOSS All personal property placed or moved in the Premises shall be at the risk of Tenant or of the owner of such property, and Landlord shall not be liable for any damage to said personal property, or to Tenant, arising from the bursting or leaking of water pipes, or from any act of negligence of any co-tenant or occupants of the building, or of any other person whomsoever. It is further agreed that Landlord shall not be liable for any damage or injury by water which may be sustained by Tenant or other person, or for any other damage or injury resulting from the carelessness, negligence or improper conduct on the part of any person whomsoever, or by reason of the breakage, leakage or obstruction of the water, sewer or soil pipes, or other leakage in or about said building.

6. SECURITY As illustrated on Exhibit “A”, Tenant has deposited with Landlord ($8,792.36) representing a Deposit that Landlord is to retain as security for the faithful performance of all the terms and conditions of this Lease. Landlord shall not be obligated to apply the security deposit on Rents or other charges in arrears, or in damages for failure to perform the terms and conditions of this Lease. Application of the security deposit to the arrears of Rent payments or damages shall be at the sole option of the Landlord, and the right to possession of the Premises by the Landlord for non-payment of Rent or for any other reason shall not in any event be affected by the security deposit. The security deposit is to be returned to Tenant when this Lease is terminated, according to the terms of this Lease, if not otherwise applied by reason of any breach of the terms and conditions of this Lease by Tenant. Tenant expressly acknowledges that Tenant shall not have the right to apply the security deposit to Rent. In no event is the security deposit to be returned until Tenant has vacated the Premises and delivered possession to the Landlord. In the event the Landlord repossesses the Premises because of the default of the Tenant or because of the failure by the Tenant to carry out the terms and conditions of this Lease, Landlord may apply the security deposit on all damages suffered to the day of repossession and may retain the balance of the security deposit to apply on damages that may accrue or be suffered thereafter by reason of a default or breach of the Tenant. Landlord shall not be obligated to hold the security deposit in a separate fund, but may mix the security deposit with other funds of Landlord, and Landlord shall not be obligated to pay interest to Tenant on the security deposit.

As further security for the faithful performance of the terms and conditions of this Lease, Tenant hereby pledges and assigns to Landlord all of the furniture, fixtures, goods and chattels of Tenant, which shall or may be brought or put on said Premises, and the Tenant agrees that said lien may be enforced by distress, foreclosure or other process of law at the election of Landlord, and Tenant agrees to pay reasonable attorneys’ fees, together with all costs and charges incurred or paid by the Landlord by reason of Tenant’s failure to perform any of the terms and conditions of this Lease, which sums shall bear interest at the highest rate permitted by law.

7. TENANT’S TAXES AND EXPENSES During the Term of this Lease, Tenant shall pay, before the same shall become delinquent, all personal property taxes, sales taxes, and such other taxes as may be payable by reason of operation of Tenant’s business.

During the Term of this Lease, Tenant shall pay, before the same shall become delinquent, all charges for similar services furnished to the Premises for the occupants thereof.

8. COMMON EXPENSES Common Expenses, Operating Expenses and Common Area Maintenance or “CAM” are interchangeable words and are defined as every expense incurred by Landlord in the operation of the Property and Tenant’s Premises. Tenant shall pay, as additional Rent and with the monthly Base Rent payments, Tenant’s Pro Rata Share of Common Expenses over and above the 2003 actual Operating Expenses and example of the 2002 Operating Expenses are set forth on Exhibit “B” attached hereto.

Common Expenses, except Capital Improvements, include, but are not limited to: Real Estate Taxes (regular and special) assessed against the Property; the cost of all types of insurance carried by the Landlord with respect to the Property; Landlord’s cost of operating the Property (and Tenant’s Premises where Landlord is responsible for same), including but not limited to, operating, managing, equipping, policing, protecting, lighting, trash removal, landscaping, all utilities for Common Areas (and Tenant’s Premises where Landlord is responsible for same) and all taxes, licenses, insurance, fees and permits, repairs, and replacements necessary to maintain the Property and Common Areas (and Tenant’s Premises when applicable) in the same condition as when originally constructed, together with a reasonable management fee.

The “Common Areas” are defined as including but not limited to, the hallways, sidewalks, malls, curbs, parking area, landscaped areas, streets, enclosed common passageways, elevators, stairways, roof, driveways, loading platforms, canopies, washrooms, lounges, shelters and other areas available for the joint use of all tenants and to their employees, agents, customers, licensees and invitees. It is the intention of the foregoing definition that the Common Areas shall include all areas which are not specifically demised to any one tenant.

9. USE OF PREMISES The Premises shall be used by Tenant for general office use only and for no other purposes whatsoever. Tenant’s use shall not be such that more than a “normal” amount of parking spaces are utilized by Tenant. The Premises shall be at all times properly licensed and operated as set forth above. Tenant recognizes that is it important to Landlord to keep the use of the subject Premises as set forth herein; accordingly, any change or termination of the use of the Premises shall be considered a default under the Lease and Landlord shall be entitled to all remedies as provided for herein. Tenant acknowledges that Landlord has made no representation to Tenant as to Tenant’s use of the Premises and Tenant confirms and acknowledges that Tenant has made its own investigation concerning Tenant’s use of the Premises and Tenant is satisfied with same and accepts the Premises for Tenant’s use AS IS.

Tenant shall not use or occupy, nor permit or suffer the Premises, the Property, or any part thereof to be used or occupied for any unlawful or illegal business, use or purpose, nor in any way in violation of any present or future governmental laws, ordinances, requirements, orders, directives, rules or regulations. In addition, in no event shall Tenant use the Premises for any nude entertainment of any kind, be it live, videotape or otherwise.

10. ACCESS TO THE PREMISES During all reasonable hours, Landlord or Landlord’s agents shall have the right, but not the obligation, to enter upon the Premises to examine same, to exhibit the Premises to prospective purchasers and during the last 180 days of the term of this Lease or any renewal thereof, to exhibit the Premises to prospective tenants, and to make such repairs as may be required of the Landlord under the terms of this Lease. Landlord agrees not to unreasonably interfere with the operation of Tenant’s business.

11. REPAIRS Landlord’s sole responsibility for repair work is to keep the roof and exterior walls of the building leak free and to make all structural repairs necessary to the roof or exterior walls of the building where the need for such structural repairs is not caused by any act or omission of the Tenant or the Tenant’s agents, employees or invitees. “Structural repairs” means repairs necessary to keep the building from collapsing or sagging, or to prevent the Premises from being condemned because of structural insufficiency. The Landlord shall have no liability for failure to perform this obligation to repair unless the Tenant shall have first given the Landlord written notice of the need for such repairs.

Upon Tenant taking possession, Tenant acknowledges that the premises are in good condition and that all fixtures, equipment and appurtenances are in good working order, and agrees to maintain the Premises in the same condition, order and repair as they are at the commencement of this Lease, and agrees to make all repairs and replacements in and about the Premises necessary to preserve them in good order and condition, which repairs and replacements made by Tenant shall be in equal quality and class to the original work. Tenant shall promptly pay the expense of any such repairs.

12. ALTERATIONS BY TENANT Tenant may make normal, routine alterations, which consist of interior painting, normal maintenance, wall and window treatments, interior lighting fixtures, interior signs, floor treatments and similar minor changes, without the written consent of Landlord. Tenant may make other improvements to the Premises with the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold. Any and all improvements by Tenant, if first approved by Landlord in writing, shall be done in compliance with the terms and conditions of this Lease and all applicable governmental laws, codes, ordinances, requirements, directives, rules and regulations.

Any and all additions, fixtures or improvements which may be made or installed by Tenant, except movable furniture, shall become the property of the Landlord and remain upon the Premises as a part thereof, and be surrendered with the Premises at the termination of this Lease, at the option of the Landlord. If Landlord elects to allow Tenant to remove such fixtures or additions, Tenant shall repair any damage caused by such removal. Tenant shall not materially alter the Premises or the building containing the demised Premises, or any part thereof, whether voluntary or in connection with any repair or restoration required by this Lease.

13. INSURANCE During the term of this Lease, the Tenant shall carry and pay for liability insurance issued or endorsed to insure the Landlord and any mortgagees from and against any and all claims, suits, actions, damages and/or causes of action arising during the term of this Lease for any personal injury, loss of life and/or damage to property sustained in and about the Premises, by reason of or as a result of Tenant’s occupancy of, and from and against any order, judgments and/or decrees which may be entered thereon, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in and about the defense of any such claim and the investigation thereof, for an amount not less than One Million Dollars ($1,000,000.00) combined limit. Tenant shall also carry and pay for Plate Glass Insurance and Business Interruption Insurance in amounts satisfactory to Landlord.

In addition, Tenant shall carry and pay for replacement cost fire, extended coverage, and flood insurance, to cover the cost of repair or replacement of Tenant’s leasehold improvements.

Such insurance shall name the Landlord and any mortgagees as additional insured as the Landlord’s and any mortgagee’s interests may appear. The insurance policy shall be issued by an insurance company satisfactory to the Landlord.

The Tenant shall deliver to the Landlord these insurance policies or copies or certificates thereof immediately upon commencement of the Lease and thereafter from time to time as required to assure the Landlord and any mortgagees that the coverage afforded by the policies is being maintained continuously by the Tenant and that the premiums therefore had been paid by the Tenant.

Notwithstanding anything herein to the contrary the minimal amount of liability insurance can be adjusted by Landlord every other year during the Lease Term and Renewal Term, if any, to increase the liability amount if necessary to compensate for inflation or good sound business practices. In the event Tenant feels the new amount of liability insurance is unreasonable then each party shall select a reputable, licensed insurance agent located in the state of Florida, employed by an office of at least 15 people who will in turn select a 3rd agent so employed and they will each make a recommendation as to the new liability amount and the average of the three shall then be used but in no event shall the new amount be less than the preceding amount.

14. SUBORDINATION This Lease shall be subject and subordinate to any mortgage that now encumbers or affects the Property or that the Landlord or any subsequent owners of the Property, may hereafter at any time elect to place on the Premises, including but not limited to a purchase money mortgage which may be held by Landlord as a seller, and to all advances, extensions, or modifications already made or that may be hereafter made on account of any such mortgage, to the full extent of the principal sum secured thereby and issued thereon. Furthermore, Tenant shall, upon request, execute any paper or papers that Landlord’s counsel may deem necessary to accomplish such subordination of Tenant’s interest in this Lease, in default of which Landlord is hereby appointed as Tenant’s attorney-in-fact to execute such paper or papers in the name of Tenant and as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and irrevocable.

15. ASSIGNMENT AND SUBLEASING Tenant shall not assign this Lease, or otherwise transfer any interest in this Lease, without the prior written consent of the Landlord, which consent may be withheld by Landlord in Landlord’s sole and absolute discretion, such consent shall not be unreasonably withheld. No consent to an assignment or sublease shall release Tenant or any Guarantor from any obligations under this Lease. If Tenant is a corporation, a transfer of more than 25% of the stock of said Tenant corporation shall be deemed an assignment for purposes of this Lease, unless the stock is traded publicly.

Tenant shall not sublet portions of the Premises without Landlord’s prior written consent, which shall be in Landlord’s sole and absolute discretion. It is the intention of the Landlord to prohibit Tenant from competing with Landlord in the renting of space in the Property; therefore in the event of any sublease hereunder, Landlord shall be entitled to receive, in addition to any and all rent otherwise required under this Lease, one hundred (100%) percent of any amount paid to Tenant, by a sub-tenant, above the Rent payable by Tenant to Landlord pursuant to this Lease. If a sublease is permitted by Landlord, Tenant agrees to furnish Landlord with a photostatic copy of each sublease made for space in the Premises.

Tenant shall not hypothecate, transfer, pledge or otherwise encumber this Lease or Tenant’s right hereunder nor shall Tenant permit any such encumbrance. Any attempt at assignment, sublease, pledge, transfer or encumbrance of this Lease without the prior written consent of Landlord shall be null and void, and a default under this Lease.

Tenant shall and does hereby indemnify and agree to hold Landlord harmless from any and all liabilities, claims, and causes of action arising under any terms and conditions of every sublease, license or concession agreement, unless such liabilities, claims and causes of action arise by reason of a default or breach by Landlord, or the negligent conduct or activity of Landlord, its agents or employees, under this Lease.

If all or any part of the Premises shall be sublet or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect subrent from any and all subtenants or occupants, and apply the net amount collected to the net annual rent reserved herein, but no such collection shall be, or be deemed to be, a waiver of any agreement, term, covenant or condition of this Lease or the acceptance by Landlord of any subtenant or occupant as Tenant, or a release of Tenant from performance by Tenant of its obligations under this Lease.

To secure the prompt and full payment by Tenant of All Rent in this Lease reserved and the faithful performance by Tenant of all the other terms and conditions herein contained on its part to be kept and performed, Tenant hereby assigns, transfers and sets over unto Landlord, subject to the conditions hereinafter set forth, all of Tenant’s right, title and interest in and to all subleases that may hereafter be made and in and to all concession agreements hereafter made affecting any part of the Premises.

16. INDEMNIFICATION OF LANDLORD. In addition to any other indemnities to Landlord specifically provided in this Lease, Tenant shall indemnify and save harmless Landlord against and from all liabilities, liens, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable architects’ and attorneys’ fees by or on behalf of any person which may be imposed upon or incurred by or asserted against Landlord by reason of the use and/or occupancy of the Premises or any part thereof, or any surrounding areas, by Tenant or Tenant’s agents, contractors, servants, employees, licensees or invitees during the term of this Lease. This indemnification shall specifically extend to but shall not be limited to loss or damage arising out of environmental hazards or contamination.

The provisions of this Article and the provisions of all other indemnity provisions elsewhere contained in this Lease shall survive the expiration or earlier termination of this Lease for events occurring prior to such expiration or termination.

Landlord shall not in any event whatsoever be liable for any injury or damage to any personal property or to any person happening on, in or about the building being leased, whether belonging to Tenant or any other person, caused by any fire, breakage, leakage, defect or bad condition in any part or portion of the Premises, howsoever caused unless such injury or damage is caused by the active negligence of the Landlord, its agents or employees, or a breach or default by Landlord of its obligations under this Lease.

Tenant shall, at its own cost and expense, if requested by Landlord, defend any and all suits or actions (just or unjust) which may be brought against Landlord or in which Landlord may be impleaded with others upon any such above-mentioned matters, claim or claims. In such event, Landlord agrees to cooperate and assist Tenant and Tenant’s counsel in providing documentation, plans, specifications and any other agreements or documents which may be reasonably required by Tenant and/or Tenant’s agent in order to defend such suit or actions. In addition to the foregoing, Tenant shall pay to the Landlord all costs and expenses, including reasonable attorneys’ fees (including costs, expenses and attorneys’ fees in any appellate proceedings), incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of any act or omission of the Tenant.

17. RESTRICTION AGAINST CONSTRUCTION LIEN Neither Tenant nor anyone claiming by, through or under Tenant, shall have any right to file or place any lien of any kind or character whatsoever on the property and notice is hereby given that no contractor, subcontractor, or anyone else that may furnish any material, service or labor to the property at any time shall be or become entitled to any lien thereon whatsoever. For the further security of Landlord, Tenant shall give actual notice of this restriction in advance to any and all contractors, subcontractors, or other persons, firms, or corporations that may furnish any such material, service, or labor.

Landlord shall have the right to record a notice of this provision in the Public Records of the County in which Premises is located. If such lien is filed against Landlord’s interest on the Property, Tenant shall cause such lien to be released of record or bonded within fifteen (15) days of Tenant’s knowledge of such lien.

Initial improvements; see Landlord’s Work Letter- Exhibit “D-3”, will be performed by the Landlord at the Tenant’s request. The Landlord is responsible for paying the Contractors for items 1 thru 6. The Tenant will reimburse the Landlord for item 6 as per the schedule on Exhibit “A”.

18. CONDEMNATION

a. If at any time during the term of this Lease, the whole or materially all of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Landlord, Tenant and those authorized to exercise such right, this Lease, the term hereby granted, any rights of renewal hereof and any renewal terms hereof, shall terminate and expire on the date of such taking and the rent and other sum or sums of money and other charges herein reserved and provided to be paid by the tenant shall be apportioned and paid to the date of such taking.

b. The term “materially all of the Premises” shall be deemed to mean such portion of the Premises, as when so taken, would leave remaining a balance of the Premises which, due either to the area so taken or the location of the part so taken in relation to the part not so taken, would not allow the Tenant to continue its business operations, or would not under economic conditions, zoning laws or building regulations then existing or prevailing, readily accommodate a new building or buildings of a nature similar to the building or buildings existing upon the Land at the date of such taking and of floor area sufficient, together with buildings not taken in the condemnation, to operate Tenant’s business, taking into account all reasonable parking requirements.

c. For the purpose of this Article, the Premises or part thereof, as the case may be, shall be deemed to have been taken or condemned on the date on which actual possession of the Premises or a part thereof, as the case may be, is acquired by any lawful power or authority or the date on which title vests therein, whichever is earlier.

d. It is further understood and agreed that if at any time during the Term of this Lease the Premises or the Property or the improvements or buildings located thereon, or any portion thereof, be taken or appropriated, or condemned by reason of eminent domain, the entire award shall be the property of the Landlord and in no event shall Tenant receive any portion of any award made to Landlord. Tenant shall have the right to make a separate claim for its own damages.

e. In the event less than materially all of the Premises shall be taken by governmental authority, then:

1. If the portion so taken does not affect the operation of Tenant’s business, then this Lease shall continue in full force and effect.

2. In the event the portion of the Premises are taken so that Tenant is able to continue to operate its business, but the operation of such business is reduced by reason of such taking, then the Base Rent shall be reduced proportionately by the same percentage as the square footage of the Premises which have been taken by governmental authority bears to the total square footage of the Premises prior to such taking.

19. DESTRUCTION OF PREMISES

a. In the event the entire Premises or materially all of the Premises are destroyed by fire or other casualty, Landlord shall have the option of terminating this Lease or of rebuilding the Premises and shall give written notice of such election to the Tenant within thirty (30) days after the date of such casualty. In the event Landlord elects to rebuild the Premises, the Premises shall be restored to its former condition within a reasonable time, during which the rent due from Tenant to Landlord hereunder shall abate. In the event Landlord elects to terminate this Lease, Rent shall be paid only to the date of such casualty, and the term of this Lease shall expire as of the date of such casualty and shall be of no further force and effect and Landlord shall be entitled to sole possession of the Premises.

b. The term “materially all of the Premises” shall be deemed to mean such portion of the Premises, as when so destroyed, would leave remaining a balance of the Premises which due to the amount of area destroyed or the location of the part so destroyed in relation to the part left undamaged would not allow the Tenant to continue its business operations.

c. In the event of a partial destruction which is not materially all of the Premises, the Base

Rent shall proportionately abate based upon the square footage of the Premises remaining undamaged and Landlord shall repair the damage.

d. Notwithstanding the foregoing, if the damage or destruction is as a result of the action or inaction of Tenant or Tenant’s employees, or agents, invitees, or as a result of Tenant not fulfilling all of its obligations under this Lease, no Rent shall abate and Tenant shall make all necessary repairs.

20. QUIET ENJOYMENT Tenant, upon paying the Rent and all other sums and charges to be paid by it as herein provided, and observing and keeping all covenants, warranties, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease, without hindrance or molestation by anyone. Additionally, lender may not violate this clause.

21. DEFAULTS Each of the following events shall be an “Event of Default” hereunder:

a. Failure of Tenant to pay any installment of Rent or any part thereof, or any other payments of money, costs or expenses herein agreed to be paid by Tenant, when due.

b. Failure to observe or perform on one or more of the other terms, conditions, covenants or agreements of this Lease and the continuance of such failure for a period of fifteen (15) days after written notice by Landlord specifying such failure (unless such failure requires work to be performed, acts to be done or conditions to be improved, as the case may be, within such fifteen (15) day period, in which case no default shall be deemed to exist so long as Tenant shall have commenced curing the same within such 15 day period, and shall diligently and continuously prosecute the same to completion).

c. If this Lease or the estate of Tenant hereunder shall be transferred to or assigned to or subleased to or shall pass to any person or party, except in a manner herein permitted.

d. If a levy under execution or attachment shall be made against Tenant or its property and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of thirty (30) days.

e. A rejection of the Lease by a trustee in bankruptcy appointed in connection with the bankruptcy of the Tenant.

f. A failure to vacate the Premises upon termination of the Lease.

No payment by Tenant or receipt by Landlord of an amount less than the required payment set forth in the Lease, shall be considered as anything other than a partial payment of the amount due. No endorsement or statement to the contrary on any check shall be deemed an accord and satisfaction. Landlord may accept a partial payment without prejudicing Landlord’s right to recover the balance of such payment which is still due, and without affecting any other remedies available to Landlord.

22. REMEDIES Upon an “Event of Default” as defined above, Landlord at its option shall have the following non-exclusive remedies in addition to those provided by law:

a. Landlord may treat the Lease as terminated whereupon the right of Tenant to the possession of the Premises shall immediately terminate, and the mere retention or possession thereafter by Tenant shall constitute a forcible detainer.

b. Landlord may terminate Tenant’s right of possession, without the termination of this Lease, in which event Landlord shall have the right to relet the Premises as the agent for the Tenant and to hold the Tenant responsible for any deficiency between the amount of Rent realized from such reletting, including but not limited to renovation and repair expenses, Brokerage Expenses, and the amount which would have been payable by Tenant under the terms of this Lease. No re-entry or repossession by the Landlord shall serve to terminate this Lease, unless the Landlord so elects in writing, nor shall it release Tenant from any liability for the payment of any Rent stipulated to be paid pursuant to this Lease or for the performance or fulfillment of any other term or condition provided herein.

c. Landlord may declare all the installments of Rent for the whole term of this Lease to be immediately due and payable at once without further demand, in which event all sums payable to the Landlord shall bear interest from the date of default at the highest rate permitted by law.

d. Landlord shall have the right to take no immediate action and to hold the Tenant responsible for the Rent as it becomes due.

e. Any Base Rent which was abated or waived by Landlord shall also be immediately due and payable by Tenant to Landlord.

f. In the event of a holdover by Tenant after the termination of this Lease, Landlord shall have the right to collect double the amount of Base Rent. In addition, Tenant shall be responsible for any cost or expenses incurred by Landlord as a result of such holdover, including but not limited to any damage incurred by Landlord as a result of Landlord’s inability to make the premises available to a new Tenant.

23. ATTORNEYS’ FEES In the event of any litigation arising out of this Lease, the Losing party shall pay to the Prevailing Party all costs and expenses, including reasonable attorneys’ fees (including appellate proceedings) which the Prevailing Party may incur.

24. CERTIFICATES Either party shall, without charge, at any time and from time to time hereafter as may be commercially reasonable, within fifteen (15) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request:

a. As to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment;

b. As to the validity and force and effect of this Lease, in accordance with its tenor as then constituted; and

c. As to any other matters as may reasonably be so requested.

Any such certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

Should any banking institution, savings and loan association or other institutional lender to whom Landlord is applying for a loan which, if granted, would make such lender a Landlord’s mortgagee, request reasonable modification in this Lease, the effect of which would not make a change in the rental or other economic terms of this Lease or increase Tenant’s expenses or the risk to which Tenant is exposed, Tenant agrees that it shall not unreasonably withhold its agreement to such modification.

25. RADON GAS Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

26. STORMS Tenant agrees to exercise reasonable care to protect the Premises and Property in the event a public warning should be issued that the Premises are threatened by a hurricane, tornado or storm of similar magnitude.

27. LANDLORD’S RIGHT TO PERFORM TENANT’S COVENANTS If Tenant shall at any time fail to make any payments in accordance with the provisions hereof, or to take out, pay for, maintain or deliver any of the insurance policies provided for herein, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after fifteen (15) days notice to Tenant (without notice in case of an emergency) and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but under no obligation to):

a. Pay any amount payable by Tenant pursuant to the provisions hereof, or

b. Make any other payment or perform any other act on Tenant’s part to be made or performed as in this Lease provided, and may enter upon the Premises for the purpose and take all such action thereon as may be necessary therefore.

All sums so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any such act, shall bear interest at the highest rate allowed by law.

28. NOTICE Any notice, designation, consent, approval or other communication required or permitted to be given pursuant to the provisions of this Agreement shall be given in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth on the first page of this Lease.

Either party may, by notice given in accordance with the provisions in this section, designate any further or different address to which subsequent notices, designations, consents, approvals or other communications pursuant to the provisions of this Agreement shall be sent. Any notice, designation, consent, approval or other communication shall be deposited in any post office or official depository of the United States Postal Service in the State of Florida.

29. HAZARDOUS MATERIAL Tenant shall not knowingly cause or permit any hazardous material to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors or invitees. If the Premises are, through Tenant’s fault, contaminated by hazardous materials, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including without limitation, diminution in value or useable space or of any amenity of the Premises), damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorney’s fees, consultants fees and expert fees (including any appeals) which arise during the lease term as a result of any such contamination.

This indemnification by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean up, remediation, removal or restoration work required by any federal, state or local government agency or political subdivision because of hazardous material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any hazardous material on the Premises is detected, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the contamination or introduction of such hazardous material to the Premises; provided, however, that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, so long as such actions would not potentially have any material adverse effect on the Premises.

As used herein, the term hazardous materials means any hazardous or toxic substance, material or waste, which is or becomes regulated by any local government authority, the State of Florida or the United States government. The term “hazardous material” includes, without limitation, any material or substance that is (1) defined as a “hazardous substance” under appropriate state law provisions, (2) petroleum, (3) asbestos, (4) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 USC 1321), (5) defined as a hazardous waste pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, (42 USC 690), (6) defined as a hazardous substance pursuant to Section 10 of the Comprehensive Environmental Response, Compensation and Liability Act (42 USC 9601), or (7) defined as a regulated substance pursuant to Sub-Chapter VIII, Solid Waste Disposal Act (the regulation of underground storage tanks), (42 USC 4991).

30. TENANT’S BUSINESS None of the provisions of this Lease shall be deemed or construed as reserving to Landlord any right to exercise any control over the business or operations of Tenant conducted upon the Premises or to direct in any respect the details or manner in which any such business relationship other than a landlord/tenant relationship is found. Tenant is an independent businessperson and neither Tenant nor any party or parties employed by Tenant are agents, servants or employees of Landlord and Tenant agrees that in Tenant’s dealing with the public, Tenant will not represent or hold its employees as agents, servants or employees of Landlord.

31. SIGNS Tenant shall not place or permit to be placed or maintained on any exterior door, wall or window of the Premises or Property any sign, awning or canopy or advertising matter or other thing of any kind, and will not place or maintain any decoration, letter or advertising matter on any glass of any window or door, nor will any illuminated sign be placed in the window display area(s) of the Premises or Property without Landlord’s prior written approval and consent. Tenant will pay for the standard white lettering that makes up the three signs being placed (1) their front door, (2) elevator and (3) lobby.

32. MISCELLANEOUS

The parties further agree as follows:

a. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, successors, administrators, representatives and permitted assigns.

b. This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the State of Florida.

c. The rights of the Landlord under the terms of this Lease shall be cumulative, and failure on the part of Landlord to exercise promptly any rights given under the terms of this Lease shall not operate to forfeit any of said rights nor shall the same be deemed a waiver of such rights.

d. The parties acknowledge that each has had the opportunity to have this Agreement reviewed by counsel and notwithstanding the fact that this Agreement was initially drafted by the attorneys for Landlord, all parties have participated equally in the final wording of this Agreement, and in the event of any dispute regarding the meaning of any of the terms herein, such terms shall not be construed against Landlord.

e. This Lease shall not be recorded in the Public Records.

f. This Agreement represents the entire understanding between the parties, and supersedes all prior agreements, oral or written, and this Lease Agreement may not be amended except by an instrument in writing signed by the parties hereto.

g. The submission of this document for examination does not constitute an option or offer to lease space at the Property. This document shall have no binding effect on the parties unless executed by the Landlord and the Tenant and a fully executed copy is delivered to the Tenant.

h. The Landlord and Tenant understand and agree that TIME IS OF THE ESSENCE of all of the terms and provisions of this Lease agreement.

i. If any term, covenant, condition, or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision of persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition, and provision of this Lease shall be valid and be enforced to the fullest extend permitted by law.

j. No Judgement shall be taken against any partner, subsidiary, officer, shareholder, director, employee, sister corporation or agent of Landlord and no Writ of Execution shall be levied against the assets of any partner, subsidiary, officer, shareholder, director, employee, sister corporation or agent of Landlord. Any liability of Landlord shall be limited to Landlord’s interest in the Property.

k. Tenant and Landlord acknowledge and confirm that there are no fixtures, furnishings or equipment existing in the Premises or included in the Lease.

33. BANKRUPTCY Notwithstanding anything herein to the contrary, in the event Tenant is the subject of any bankruptcy (including reorganization or arrangement proceedings pursuant to any bankruptcy), voluntary or involuntary, then Landlord shall have the right to terminate this Lease.

34. BROKERAGE Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, and in the event of any brokerage claims against the Landlord predicated upon prior dealings with the Tenant named herein by any party other than the Broker, the Tenant agrees to defend the same and indemnify the Landlord against any such claim.

35. PARKING Tenant is entitled to the use of Seven (07) parking spaces and its employees, clients, invitees, etc. shall have the privilege of using common parking areas subject to Landlord’s reasonable rules and regulations and provided said use is not excessive. In the event Tenant’s daily parking requirements exceed four (4) spaces per thousand sq. ft. of leasable area, Landlord reserves the right to require Tenant to make other arrangements for offsite parking for cars in excess of four (4) per thousand sq. ft.

36. JURY TRIAL WAIVER THE PARTIES HEREBY WAIVE ANY RIGHTS TO A TRIAL BY JURY IN ANY ACTION BASED UPON OR ARISING OUT OF OR IN CONJUNCTION WITH THIS LEASE.

37. ENERGY EFFICIENCY RATING In accordance with the Florida Building Energy-Efficiency Rating Act {Chapter 553, Part XI, F.S. (1993)}, the Buyer or Lessee of the Real Property with a building for occupancy located thereon is notified that the Buyer or Lessee may have the building’s energy-efficiency rating determined. Tenant acknowledges receipt of the “Florida Building Energy-Efficiency Rating System” Disclosure.

38. OPTION TO RENEW The option to renew may be exercised only if no default exists under any of the terms of the Lease when the option becomes exercisable. In addition, if tenant has been in default by reason of a failure to pay money when due more than twice in any calendar years during a term of this Lease, no options to renew may be exercised.

Renewal terms shall be on the same terms, covenants and conditions provided for in the Lease, except there shall be no privilege to renew the term of this Lease for any period of term after the expiration of the Option Term. The Gross Rent for the renewal terms shall be as set for in Exhibit “A”. Tenant shall also remain responsible each year of the renewal terms for its proportionate share of the Common Expenses over and above the actual 2003 Common Expenses as set forth in Exhibit “B”.

Tenant shall exercise its right to renew at least one hundred eighty (180) days prior to the expiration of the initial term or any renewal term, Tenant shall notify Landlord in writing of its election to exercise the right to renew the term of this Lease for the renewal term; upon giving notice of exercise of this renewal option, the Lease shall be deemed to be renewed and the term thereof renewed for the period and upon the terms provided in the Lease without the execution of any further lease or instrument.

39. NO SMOKING The Cordova Building is a non-smoking building. Smoking is not permitted anywhere inside the building, office, bathroom, etc. Smoking is allowed only in designated areas outside the building. Cigarette butts should be properly extinguished in cigarette containers located outside the lobby entrances.

40. ENTRY CARDS The Cordova Building is open Monday thru Friday from 8:00am to 5:30pm. For the Tenant to gain access to the lobby any other time an entry card is needed. (The Tenant’s visitors can call from the phone box outside the lobby door.) The number of entry cards assigned will correspond with the number of your assigned parking spaces. Additional cards can be obtained with a $25.00 deposit. Each entry card is numbered. All entry cards will be returned at the end of the lease term. Missing entry cards will require the Tenant to forfeit a portion of their Security Deposit. ($25.00 per card assigned).

41. LANDLORD’S RESPONSIBILITIES Landlord shall maintain and keep the building in good repair including the lighting, roof, structure and common areas. As long as Tenant is not in monetary default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth herein:

a.	Non-attended automatic elevator service, in common in Landlord and other tenants and occupants and their agents and invitees.

b.	Air conditioning, heating and ventilation as are required for the comfortable use and occupancy of the Premises.

c.	Water fountain for drinking and rest room purposes in the common areas of the Building.

d.	Reasonable janitorial and cleaning services, provided that the Premises are used exclusively for office purposes and are kept reasonably in order by Tenant.

e.	Seven (7) reserved parking spaces in the Building’s parking facilities, currently numbered 25, 27, 28, 29, 30, 46 & 62.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

Signed, sealed and delivered in the presence of:

LANDLORD: Southern Centers Associates I L.P., a Delaware limited partnership

/s/ Pamela C. Olejar		By:	/s/ Randall Kella

Print Name:	Pamela C. Olejar	Its:	Managing Member

		Date:	January 30, 2004

Print Name:

TENANT: Elandia Solutions, LLC.

/s/ Jonathan Lakso		By:	/s/ S.D. Camper III

Print Name:	Jonathan Lakso	Its:	President

		Date:	January 30, 2004

Print Name:

FIRST ADDENDUM TO LEASE AGREEMENT

THIS FIRST ADDENDUM TO LEASE AGREEMENT between ELANDIA SOLUTIONS, LLC (hereinafter referred to as “Tenant”), a limited liability company, located in Suite #300 in the building known as the Cordova Building located at 1500 Cordova Road, Fort Lauderdale, FL 33316, and SOUTHERN CENTERS ASSOCIATES I, L.P. (hereinafter referred to a “Landlord”) made this 27th day of May, 2006 shall be attached to made part of the Lease Agreement dated January 30, 2004 (hereinafter referred to as “Lease”);

W-I-T-N-E-S-S-E-T-H

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged by each party from the other, it is hereby agreed that the Lease is amended as follows:

WHEREAS, Tenant presently leases from Landlord Suite #300, comprised of 2,302 rentable square feet, hereinafter referred to as “Premises” in accordance with the following;

1.	Tenant wishes to move to Suite #312, comprised of 1,226 square feet for the remaining term of the Lease for said Premises. Therefore, the monthly rent for the remaining term of the Lease shall be calculated as follows:

1,226 sf x $26.52 / 12mo.—less prorata rent credit $212.85 =

$2,496.87 + 6% (149.81)= 2,646.68 per month.

2.	Tenant’s move and rent change will occur simultaneously with current occupant of Suite #312.

3.	The expiration of the Lease Term remains at 02/19/07. Tenant shall have the right to renew the Lease for a term of Three (3) additional years, commencing upon the expiration of the extended Lease term provide for herein, on the terms and conditions set forth below.

i. The option to renew may be exercised only if no default exists under any of the terms of the Lease when the option becomes exercisable. In addition, if tenant has been in default by reason of a failure to pay money when due more than twice in any calendar years during a term of this Lease, no options to renew may be exercised.

ii. Renewal terms shall be on the same terms, covenants and conditions provided for in the Lease, except there shall be no privilege to renew the term of this Lease for any period of term after the expiration of the Option Term. The Base Rent for the renewal terms shall be as set for in Exhibit “A”. Tenant shall also remain responsible each year of the renewal terms for its proportionate share of the Common Expenses over and above the actual 2002 Common Expenses as set forth in Exhibit “B”.

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iii. Tenant shall exercise its right to renew at least one hundred eighty (180) days prior to the expiration of the initial term or any renewal term, Tenant shall notify Landlord in writing of its election to exercise the right to renew the term of this Lease for the renewal term; upon giving notice of exercise of this renewal option, the Lease shall be deemed to be renewed and the term thereof renewed for the period and upon the terms provided in the Lease without the execution of any further lease or instrument.

4.	“2002 Operational Cost Stop” and Common Area Expense Reimbursement:

Common Expenses, Operating Expenses and Common Area Maintenance of “CAM” are interchangeable words and are defined as every expense incurred by the Landlord in the operation of the Building and Tenant’s Premises. If applicable, Tenant shall pay, as additional rent and with the monthly Base Rent payment; Tenant’s pro rata share of Common Expenses over and above the 2002 actual operating expenses (an estimate of which is set forth per Exhibit “B” attached hereto).

Common Expenses include, but are not limited to: Real Estate Taxes (regular and special) assessed against the Property; the costs of all types of insurance carried by the Landlord with respect to the Property; Landlord’s cost of operating the Property (and Tenant’s Premises where Landlord is responsible for same) and all taxes, licenses, insurance, fees and permits, repairs, and replacements necessary to maintain the Property and Common Areas (and Tenant’s property when applicable) in the same condition as when originally constructed, together with a reasonable management fee.

The “Common Areas” are defined as including but not limited to, the hallways, sidewalks, curbs, parking area, landscaped areas, enclosed common passageways, elevators, stairways, roof, driveways, washrooms and other areas available for the joint use of all tenant and to their employees, agents, customers, licensees and invitees. It is the intention of the foregoing definition that the Common Areas shall include all areas which are not specifically demised to any one tenant, excepting those expenses which are attributable to Tenants’ premises.

5.

The Tenant, at its sole expense shall be require to obtain and have in full force and effect, premises liability insurance in the amount of $300,000 and property insurance with a minimum amount of $25,000 from a reputable Insurance carrier. TENANT shall list the LANDLORD as an additional insured on said policy. TENANT shall furnish LANDLORD with a Certificate of Insurance upon occupancy and upon demand of the LANDLORD at any time during the Term of the Lease. TENANT, at is some expense, shall also be required to carry business interruption insurance with respect to the Leased Premises. Upon demand from LANDLORD, TENANT shall be required to furnish proof of said insurance to LANDLORD. If TENANT fails to keep said insurance policy in effect during the term o f the Lease, it is deemed a default by and LANDLORD at is sole option, may demand the remaining rent due in full, cancel said Lease with TENANT responsible for any amounts remaining unpaid or payable in the future, or exercise any option available to it in law and/or equity. Notwithstanding the provisions of this

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paragraph, if TENANT fails to obtain, maintain and pay for insurance as provided in this section, LANDLORD may, at its option, have these polices issued and pay the premiums on same. The amount of these premiums shall become due from TENANT as rent on the first of the month following the payments by LANDLORD. These remedies shall be cumulative and not mutually exclusive.

6.	Radon Disclosure:

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present healthy risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.

7.	The Lease Agreement and Addendum provide Tenant the exclusive use of Tenant designated parking. Designated parking shall be four (4) assigned parking spaces.

8.	Except as contained herein all other terms and conditions of the Lease and Addendum are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment the 27th day of May, 2006.

AS WITNESSES:	TENANT:
ELANDIA SOLUTIONS, LLC.

/s/ Susan M. Zuker	/s/ Harley L. Rollins

/s/ Steve White	By: Harley L. Rollins

Chief Financial Officer

LANDLORD:

/s/ Pamela C. Olejar	SOUTHERN CENTERS ASSOCIATES, I. L.P.

/s/ Svea M. Jamison	/s/ Randall Kella
By: Randall Kella, Member

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